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                                 EXHIBIT 23.5


     We hereby consent to the use of the opinion letter, dated February 9, 1998, to the Special Committee of the Board of Directors of Group Technologies Corporation included as Appendix E to the Proxy Statement/Prospectus, which forms a part of Amendment No. 5 to Registration Statement of Form S-4 (No. 333-20299), and to references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       J.C. BRADFORD & CO., L.L.C.


February 9, 1998